                                                                 Exhibit 10.03

                                                                       ANNEX A

                                   TRAVELERS GROUP
                              1996 STOCK INCENTIVE PLAN

                           as amended through July 23, 1997

    1. Purpose. The purpose of the Travelers Group 1996 Stock Incentive Plan is to advance the interests of the Company, its Subsidiaries and stockholders by providing: (i) incentives to those Employees who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries and (ii) Options to eligible Employees under the WealthBuilder Program.

    2. Definitions. For purposes of the Plan, the following terms shall have the following meanings:

    "Additional Shares" shall have the meaning set forth in Section 5(a).

    "Award" shall mean an Option or Reload Option granted under the Plan.

    "Award Agreement" shall mean the document evidencing an Award granted under the Plan.

    "Board" shall mean the Board of Directors of the Company.

    "Cause" shall mean (a) failure by a Participant to perform substantially his or her duties with the Company or a Subsidiary, after reasonable notice to the Participant of such failure; (b) conduct by a Participant that is in material competition with the Company or a Subsidiary or (c) conduct by a Participant that breaches his or her duty of loyalty to the Company or a Subsidiary or that is materially injurious to the Company or a Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to
    (i) disclosing or misusing any confidential information pertaining to the Company or a Subsidiary; (ii) any attempt, directly or indirectly to induce any Employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any Subsidiary to be employed or perform services elsewhere or (iii) any attempt by a Participant directly or indirectly to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary or (iv) disparaging the Company, any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Committee.

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

    "Committee" shall mean, with respect to Section 16(a) Persons and Covered Employees, the Incentive Compensation Subcommittee, and with respect to all other Participants, either the Nominations and Compensation Committee or the Incentive Compensation Subcommittee, as the case may be.

    "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

    "Company" shall mean Travelers Group Inc., a Delaware corporation.

    "Covered Employees" shall mean "covered employees", as such term is defined in Section 162(m) of the Code.

    "Disability" shall have the meaning set forth in Schedule A.

    "Early Retirement" shall have the meaning set forth in Schedule A.


    "Employee" shall have the meaning set forth in General Instruction A to the Registration Statement on Form S-8 promulgated under the Securities Act of 1933, as amended.

    "Employment" shall mean continuous employment with the Company or a Subsidiary, or in the case of a consultant, advisor or agent, a continuous contractual association between such person and the Company or a Subsidiary.

    "Exercise Price" shall mean the purchase price of a share of Common Stock covered by an Option, including a Reload Option and an Option granted under the WealthBuilder Program.

    "Fair Market Value" shall mean the closing price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange, Inc. on the date that such Fair Market Value is to be determined, or if no shares were traded on the determination date, the immediately preceding day on which the Common Stock was traded, or the fair market value as determined by any other method adopted by the Committee, from time to time, which the Committee may deem appropriate under the circumstances, or as may be required in order to comply with or to conform to the requirements of applicable laws or regulations.

    "Incentive Compensation Subcommittee" shall mean a subcommittee of the Nominations, Compensation and Corporate Governance Committee, appointed by the Nominations, Compensation and Corporate Governance Committee, the composition of which subcommittee shall satisfy the requirements of Rule 16b-3 under the 1934 Act (with respect to grants to Section 16(a) Persons) and who also qualify, and shall remain qualified as "outside directors" as defined in Section 162(m) of the Code.

    "Incentive Stock Option" shall mean an option which is intended to meet the requirements of Section 422 of the Code.

    "Incremental Shares" shall have the meaning set forth in Section 9(f).

    "Leave of Absence" shall have the meaning set forth in Schedule A.

    "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, rule or regulation.

    "Nominations, Compensation and Corporate Governance Committee" shall mean the Nominations, Compensation and Corporate Governance Committee appointed by the Board, or its successor in function.

    "Nonqualified Option" shall mean an option which is not intended to be an Incentive Stock Option.

    "Option" shall mean the right, granted under the Plan, to purchase a specified number of shares of Common Stock, at a fixed price for a specified period of time.

    "Participant" shall mean an Employee who has received an Award under the Plan.

    "Plan" shall mean the Travelers Group 1996 Stock Incentive Plan, as the same may be amended from time to time.

    "Reload Options" shall have the meaning set forth in Section 10.

    "Related Employment" shall have the meaning set forth in Section 13.

    "Reload Grant Amount" shall have the meaning set forth in Section 10.

    "Restricted Period" shall mean the applicable period during which Incremental Shares are subject to restrictions on transferability.

    "Retirement" shall have the meaning set forth in Schedule A.

    "Section 16(a) Persons" shall mean Employees who are subject to the reporting requirements of Section 16(a) of the 1934 Act.

    "Subsidiary" shall mean any entity at least one-half of whose outstanding voting stock, or beneficial ownership for entities other than corporations, is owned, directly or indirectly, by the Company, or which is otherwise controlled directly or indirectly by the Company.

    "Surrendered Shares" shall have the meaning set forth in Section 9(f).

    "WealthBuilder Program" shall have the meaning set forth in Section 23.

    "Withheld Shares" shall have the meaning set forth in Section 9(f).

    3.   COMMITTEE POWERS AND AUTHORITY.

         (a) Granting of Awards. Awards granted to Section 16(a) Persons and Covered Employees shall be granted by the Incentive Compensation Subcommittee. Awards granted to Employees who are not Section 16(a) Persons or Covered Employees may be granted by the Nominations, Compensation and Corporate Governance Committee or the Incentive Compensation Subcommittee.
No Award shall be granted to any member of the Committee. The Committee shall have all of the powers vested in it by the terms of the Plan, including the power and authority to select the Employees to be granted Awards under the Plan, and, subject to any limitations which may be specifically set forth in the Plan, to determine the type, the Exercise Price and the number of shares exercisable in connection with each Option and Reload Option, to determine the terms, conditions and limitations applicable to the vesting and exercisability of Awards, to determine the time when Awards will be granted and paid and whether payment of any Award may be deferred, to establish objectives and conditions for earning Awards, to determine whether such objectives or conditions have been met, to determine the payment provisions applicable to the exercise of Options and Reload Options, to determine, modify, waive, extend or accelerate the terms and conditions for vesting, exercisability and cancellation of Awards, to determine whether payment of an Award should be reduced or eliminated, to determine whether the Common Stock issued pursuant to Awards should be restricted in any manner, and the nature, terms and conditions of any such restrictions and to interpret the provisions of the Plan and all Awards granted hereunder.

         (b) Administration of the Plan. Subject to the allocation of responsibility for granting of Awards as set forth in Section 3(a) above, and to the extent permissible under Section 162(m) of the Code, the day-to-day administration of the Plan shall be managed by the Nominations, Compensation and Corporate Governance Committee, which shall have the power and authority to administer the Plan, to establish, amend and rescind such rules, regulations and administrative guidelines relating to the Plan, to prescribe and modify, as necessary, a form of Award Agreement, to correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and to take such actions and make such administrative determinations that the Nominations, Compensation and Corporate Governance Committee deems necessary or advisable. Any decision of the Nominations, Compensation and Corporate

Governance Committee in the administration of the Plan, as described herein, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Subsidiaries and all Participants.

         (c) Delegation of Authority. The Nominations, Compensation and Corporate Governance Committee may delegate some or all of its authority over the day-to-day administration of the Plan, with respect to persons who are not Section 16(a) Persons or Covered Employees. Administration of the Plan with respect to Section 16(a) Persons and Covered Employees shall, to the extent required or appropriate under the 1934 Act or the Code, be delegated to the Incentive Compensation Subcommittee.

         (d) Committee Action. The Committee may act in writing by a majority of its members in office. The members of the Committee may authorize any one or more of the members of the Committee or any officer of the Company to execute and deliver documents on behalf of such Committee. No member of the Committee shall be personally liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

    4. PARTICIPATION BY SUBSIDIARIES. Upon approval by the Board or a committee authorized by the Board, Subsidiaries of the Company may participate in the Plan. A Subsidiary's participation in the Plan may be terminated at any time by the Board or an authorized committee. If the participation in the Plan of a Subsidiary shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan, except with the approval of the Board or a committee authorized by the Board.

    5.   MAXIMUM NUMBER OF SHARES.

         (a) Subject to the provisions of subsection (b) of this Section 5, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be one hundred million (100,000,000) (as adjusted to reflect the 3 for 2 stock split paid by the Company on May 24, 1996 and the 4 for 3 stock split paid by the Company on November 22, 1996), plus the number of shares approved by the Company's stockholders under the 1986 Travelers Group Stock Option Plan remaining ungranted at the expiration of such plan, to wit, nineteen million five hundred fifty three thousand three hundred sixty (19,553,360) shares (the "Additional Shares"), with all such shares being subject to adjustment as provided in Section 15. The Additional Shares may not be issued to (i) any Participant pursuant to an Incentive Stock Option or (ii) Section 16(a) Persons pursuant to any Option. As described in Section 9(f) below, Surrendered Shares and Withheld Shares shall not be counted towards the maximum number of shares that may be issued hereunder.

         (b) No Awards may be granted hereunder if such grant would cause the number of shares of Common Stock which are then subject to Awards which have been granted, have not been canceled and remain unexercised under this Plan, or which are then subject to options, including reload options, which have been granted, have not been canceled and remain unexercised under the Travelers Group Stock Option Plan, the Travelers Group Capital Accumulation Plan ("CAP"), the Travelers Group Employee Incentive Plan ("EIP") or any other similar benefit plan of the Company, to exceed ten percent (10%) of the total number of shares of Common Stock issued and outstanding, determined as of the close of the most recent fiscal quarter of the Company, in accordance with generally accepted accounting principles.

         (c) Common Stock issued pursuant to Awards granted under the Plan may be either authorized but unissued shares or previously issued shares reacquired by the Company, or both. The number of shares of Common Stock available for grant of Awards under the Plan shall be decreased by the sum of
(1) the number of shares of Common Stock with respect to which Awards have been granted and are then outstanding but unexercised and (2) the number of shares of Common Stock that have been issued pursuant to exercise of Awards granted under the Plan, less the aggregate of the Surrendered Shares and the Withheld Shares.

         (d) In the event any outstanding Award expires, is terminated or is canceled prior to the date the Plan is terminated, the shares of Common Stock that would otherwise be issuable with respect to the unexercised portion of such expired, terminated or canceled Award may be made subject to a subsequent Award under the Plan.

    6. MAXIMUM NUMBER OF SHARES ISSUABLE TO ANY ONE EMPLOYEE. During the term of the Plan, the aggregate number of shares of Common Stock that may be granted to any one Employee pursuant to Awards made under this Plan shall not exceed twenty-four million (24,000,000) shares (the "Maximum Allocation"). The Maximum Allocation shall be subject to adjustment as provided in Section 15.

    7. RIGHTS WITH RESPECT TO COMMON STOCK. Participants who have been granted Awards under the Plan (and persons succeeding to such Participant's rights pursuant to the Plan) shall not have any rights as stockholders with respect to any Common Stock until the date of the issuance of such shares, unless the Committee determines otherwise.

    8. AWARD AGREEMENTS. Awards granted under the Plan shall be evidenced in the manner prescribed by the Committee from time to time in accordance with the Plan. The Committee may require that a Participant execute and deliver an Award Agreement to the Company in order to evidence a Participant's acceptance of an Award.

    9.   OPTIONS.

         (a) Grant of Options. Unless the Committee determines otherwise, Options granted under the Plan will be non-qualified stock options. At the discretion of the Committee, a Participant may also be eligible to receive a Reload Option in connection with an Option exercise, as more particularly set forth in Section 10 below.

         (b) Option Exercise Price. The Committee shall determine the Exercise Price at the time each Option is granted, provided that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

         (c) Vesting Schedules; Exercisability. The Committee shall determine the vesting schedules and the terms, conditions and limitations governing exercisability of Options granted under the Plan. If the Committee does not specify a vesting schedule for a particular Option, the Option shall vest, on a cumulative basis, at the rate of twenty percent (20%) per year, on each anniversary date of the date of grant. Unless the Committee determines otherwise, an Option may not be exercised until a period of at least one (1) year has elapsed from the date of grant, and the term of any Option granted hereunder shall not exceed ten (10) years.

         (d) Payment of Exercise Price. A Participant may exercise all or any portion of a vested Option by making payment in full of the Exercise Price for the shares being acquired at the time of exercise. Such payment shall be made (i) in cash, in United States dollars, (ii) if permitted by the Committee, by tendering Common Stock owned by the Participant (or the person exercising the Option) including Common Stock owned jointly with his or her spouse, and acquired at least six (6) months prior to such tender, including (for exercise of Nonqualified Options only) restricted shares of Common Stock awarded under CAP or EIP or any other similar benefit plan of the Company, granted at least six (6) months prior to such tender, and having a Fair Market Value equal to the Exercise Price applicable to such Option, (iii) by a combination of United States dollars and Common Stock as aforesaid or (iv) if permitted by the Committee, by authorizing the Company to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of an Option with the proceeds of sale applied to pay the Exercise Price.

         (e) Payment with Restricted Common Stock. If the Exercise Price of an Option is paid by delivery of a number of restricted shares of Common Stock, then the Participant shall receive, in connection with the Option exercise, an equal number of shares of identically restricted Common Stock. The Fair Market Value of the restricted shares tendered by the Participant shall not be reduced to take into account any restrictions on such Common Stock.

         (f) Incremental Shares. For purposes of the Plan, "Incremental Shares" shall mean those shares of Common Stock actually issued to a Participant upon the exercise of an Option. If a Participant exercises an Option by paying the Exercise Price and the withholding taxes entirely in cash, the number of Incremental Shares will equal the number of shares exercised. If, however, a Participant exercises an Option by surrendering previously owned shares of Common Stock or restricted Common Stock, as may be permitted hereunder (the "Surrendered Shares"), to pay the Exercise Price of an Option, or if the Participant authorizes the Company to sell the appropriate number of shares of Common Stock in order to cover the Exercise Price, and/or requests that the Company sell or withhold the appropriate number of shares otherwise issuable to cover the withholding tax liability associated with the Option exercise (the "Withheld Shares"), the number of Incremental Shares will equal the number of Option shares exercised minus the sum of (a) the number of Surrendered Shares or the number of shares of Common Stock sold by the Company on behalf of the Participant to pay the Exercise Price and (b) the Withheld Shares. Surrendered Shares and Withheld Shares shall not count towards the maximum number of shares that may be issued under the Plan as set forth in Section 5 above.

         (g) Sale Restriction on Incremental Shares. The Incremental Shares issued as a result of the exercise of an Option may not be sold, assigned, pledged, hypothecated or otherwise transferred by the Participant, except as specifically permitted pursuant to Section 16 and Schedule A below, for a period of one (1) year following the date of exercise if no Reload Option is granted in connection with such exercise, or for a period of two (2) years if a Reload Option is granted in connection with such exercise, or such other shorter or longer Restricted Periods as may be determined by the Committee.

         (h) Issuance of Incremental Shares. The Company may, but shall not be required to issue a stock certificate evidencing the issuance of Incremental Shares to a Participant. A "book entry" (i.e. computerized or manual entry) shall be made in the records of the Company to evidence the issuance of such shares where no certificate is issued. Such Company records shall, absent manifest error, be binding on the Participants. Each certificate, if any, registered in the name of a Participant shall bear an appropriate legend referring to the restrictions on transferability set forth herein, in such form as may be prescribed by the Committee from time to time.
 Any stock certificate issued in the name of the Participant evidencing shares of Common Stock subject to restrictions on transferability shall be held in the custody of the Company until the restrictions thereon have lapsed, and as a condition to the issuance of such certificate, the Participant shall deliver a stock power, endorsed in blank, relating to the shares covered by such certificate.

         (i) Termination of Employment. As a condition to the exercise of an Option, the Participant must have been, at all times during the period beginning on the date of grant of the Option and ending on the date of exercise, an Employee of the Company, a Subsidiary or of a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Code applies. The terms, conditions and restrictions with respect to vesting, exercisability and cancellation of Options in the event of a Participant's termination of Employment, death, Disability, Retirement, Related Employment and/or Leave of

Absence are set forth on Schedule A attached hereto and made a part hereof, which terms, conditions and restrictions remain subject to amendment from time to time by the Committee. Except and only to the extent as specifically permitted by this Section 9(i) or Schedule A, or unless the Committee determines otherwise at or after the time of grant, vesting of Options shall cease and vested Options shall no longer be exercisable following a termination of Employment.

    10. RELOAD OPTIONS. A Reload Option gives the Participant the right to purchase a number of shares of Common Stock equal to the number of Surrendered Shares and/or the number of Withheld Shares (the "Reload Grant Amount"). At the discretion of the Committee, Reload Options granted under the Plan may be any type of option permitted under the Code.

         (a) Eligibility for Reload Options. Upon the exercise of an Option or a Reload Option granted hereunder or an option granted under other benefit plans which may be designated by the Committee from time to time (including but not limited to CAP or EIP), the Participant, at the discretion of the Committee, may receive a Reload Option on the terms, conditions and limitations determined by the Committee, from time to time.

         (b) Market Price Requirement. For a Participant to receive a Reload Option in connection with an Option exercise, the Fair Market Value of a share of Common Stock on the date of exercise must equal or exceed the minimum market price level, expressed as a percentage of the Exercise Price, established by the Committee from time to time (the "Market Price Requirement"). If the Fair Market Value of the Common Stock on the date of exercise of the Option does not equal or exceed the applicable Market Price Requirement, a vested Option may be exercised but no Reload Option will be granted in connection with such exercise. In no event will the Market Price Requirement be less than one hundred percent (100%) of the Exercise Price of any Option to which it applies. Unless the Committee selects a different percentage, the Market Price Requirement shall be one hundred twenty percent (120%).

         (c) Election by Participant. A Participant who has been determined by the Committee to be eligible to receive a Reload Option may elect, at the time of exercising an Option, whether to receive (i) Incremental Shares of Common Stock issuable upon the Option exercise, which Incremental Shares will be subject to restrictions on transferability for a period of one (1) year, or such other shorter or longer period as may be determined by the Committee, and no Reload Option, or (ii) Incremental Shares of Common Stock issuable upon the Option exercise, subject to restrictions on transferability for a period of two (2) years, or such other shorter or longer period as may be determined by the Committee, and a Reload Option for the number of shares equal to the Reload Grant Amount.

         (d) Exercise Price and Features of Reload Options. The Committee shall determine the Exercise Price at the time each Reload Option is granted, provided that the Exercise Price shall not be less than the Fair Market Value of a share of Common Stock on the underlying Option exercise date. Reload Options shall be subject to the terms and provisions contained in the Plan, including, but not limited to Sections 9(d) through 9(i), Schedule A and such other terms, conditions and limitations as the Committee shall determine from time to time regarding the vesting, exercisability, cancellation, payment provisions and other features of Reload Options. Unless the Committee determines otherwise, a Reload Option shall vest on the six-month anniversary of the date of grant and shall expire on the same date as the underlying Option with respect to which the Reload Option was granted.

    11. INCENTIVE STOCK OPTIONS. The terms and conditions of any Incentive Stock Options granted hereunder shall be subject to and shall be designed to comply with the provisions of Section 422 of the Code, and any other administrative procedures adopted by the Committee, from time to time. Incentive Stock Options may not be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

    12.  FORFEITURE OF AWARDS.

         (a) Options. In any instance where the vesting and/or exercisability of an Option or Reload Option extends past the date of termination of a Participant's Employment, either pursuant to the terms of the Plan or by action of the Committee, the rights of the Participant to continued vesting and exercisability shall be forfeited if, in the determination of the Committee, the Participant, at any time within such remaining period of continued vesting or exercisability engages in any of the conduct described in subparagraphs (b) or (c) of the definition of Cause under this Plan.

         (b) Incremental Shares. If during any period following the exercise of an Option or Reload Option and prior to the expiration of the Restricted Period on any Incremental Shares issued upon such exercise, the Participant, in the determination of the Committee, engages in any of the conduct described in subparagraph (c) of the definition of Cause under this Plan, at the option of the Committee, the Participant shall forfeit such Incremental Shares and shall receive instead, a cash payment, without interest, equal to the original Exercise Price for the Option or Reload Option under which the Incremental Shares were issued, multiplied by the number of Incremental Shares canceled.

    13. RELATED EMPLOYMENT. For the purposes of this Plan, Related Employment shall mean the employment of an individual by an employer that is neither the Company nor a Subsidiary, provided (i) such employment is undertaken by the individual at the request of the Company or a Subsidiary,
(ii) immediately prior to undertaking such employment the individual was an Employee of the Company or a Subsidiary, or was engaged in Related Employment as herein defined and (iii) such employment is recognized by the Committee, in its discretion, as Related Employment.

    14. CHANGE OF CONTROL. Notwithstanding anything to the contrary contained herein, upon a "Change of Control" (defined below), all outstanding Options and Reload Options shall become immediately exercisable with respect to one hundred percent (100%) of the Common Stock subject thereto. "Change of Control" shall mean the occurrence of any of the following, unless such occurrence shall have been approved or ratified by at least a two-thirds (2/3) vote of the Continuing Directors (defined below): (A) any person within the meaning of Sections 13(d) and 14(d) of the 1934 Act, shall have become the beneficial owner, within the meaning of Rule 13d-3 under the 1934 Act, of shares of stock of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for election of the directors of the Company, or (B) there shall have been a change in the composition of the Board such that at any time a majority of the Board shall have been members of the Board for less than twenty-four (24) months, unless the election of each new director who was not a director at the beginning of the period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period, or who were approved as directors pursuant to the provisions of this Section (the "Continuing Directors").

    15. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, distribution, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, and if the Committee determines that such change equitably requires an adjustment in (a) the number or kind of shares that may be issued pursuant to Awards granted under the Plan; (b) the number or kind of shares subject to an Option or Reload Option; (c) the Exercise Price under any outstanding Option or Reload Option; or (d) any measure of performance, such adjustment shall be made by the Committee and shall be conclusive and binding for all purposes of the Plan. In no event shall the excess of the aggregate Fair Market Value of the Common Stock subject to Awards immediately after any such adjustment over the aggregate Exercise Price for such Awards be more than the excess of the aggregate Fair Market Value of all of the Common Stock subject to the Award immediately before any such adjustment over the aggregate Exercise Price without regard to the adjustment, nor shall the adjusted Award give the Participant any additional benefits he or she did not have under the Award without regard to the adjustment.

    16. TRANSFERABILITY. Options, Reload Options and, during any period of restrictions on transferability, Incremental Shares, may not be sold, assigned, pledged, hypothecated or otherwise transferred by the Participant other than by will or the laws of descent and distribution, except as provided in this Section 16. The Committee may permit (on such terms, conditions and limitations as it shall establish) Options and Reload Options to be transferred one time to or to a trust or similar vehicle for the benefit of a Participant's immediate family members (the "Permitted Transferee"). Except to the extent required by law, no right or interest of any Participant in the Plan or any Award granted hereunder shall be subject to any lien, levy, attachment, pledge, obligation, liability or bankruptcy of the Participant. All rights with respect to Awards granted to a Participant shall be exercisable during his or her lifetime only by the Participant, or if applicable, the Permitted Transferee.

    17. INCOME AND WITHHOLDING TAXES. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to a Participant (or his or her beneficiaries or any Permitted Transferee) under the Plan any Federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Stock upon exercise of an Option or Reload Option that the Participant (or any beneficiary or person entitled to act on behalf of the Participant) pay to the Company, upon demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold Federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares. Unless the Committee determines otherwise, payment for taxes required to be withheld may be made in whole or in part, upon election by the Participant, in accordance with rules adopted by the Committee from time to time, (a) in cash, in United States dollars, (b) by having the Company sell or withhold shares of Common Stock otherwise issuable pursuant to the Plan having a Fair Market Value equal to such tax liability or (c) by tendering to the Company shares of Common Stock owned by the Participant (or the person exercising the Option), including Common Stock owned jointly with his or her spouse, and acquired at least six (6) months prior to such tender (excluding restricted stock awarded under CAP or EIP) and having a Fair Market Value equal to such tax liability.

    18.  MISCELLANEOUS PROVISIONS.

         (a) No Rights to Awards or Employment. No Employee shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Employees under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to employment with the Company or any Subsidiary. In addition, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from liability, or any claim under the Plan, except as provided herein or in an Award Agreement.

         (b) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         (c) Securities Law Compliance. No Common Stock or other securities shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state and international securities statutes, rules and regulations. The appropriate officers of the Company or its Subsidiaries shall cause to be filed any reports, returns or other information regarding Awards or Common Stock issued under the

Plan as may be required by Section 13 or 15(d) of the 1934 Act or any other applicable statute, rule or regulation.

         (d) Expenses of the Plan. The expenses of the administration of the Plan shall be borne by the Company and its Subsidiaries.

         (e) Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Common Stock under the Plan and the issuance of Common Stock shall be subordinate to the claims of the Company's general creditors.

         (f) Arbitration. All claims and disputes between a Participant and the Company or any Subsidiary or affiliate arising out of the Plan or any Award granted hereunder shall be submitted to arbitration in accordance with the then current arbitration policy of the Company or if the Subsidiary with whom the Participant is Employed has adopted an arbitration policy, then the arbitration policy of such Subsidiary. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 18(f) shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

         (g) Committee Determinations. The Committee's right to make any decision or determination under the Plan shall be in its sole and absolute discretion.

    19. TERMINATION; AMENDMENT. The Plan shall terminate on the earlier to occur of (a) a resolution of the Board of Directors terminating the Plan or
(b) April 23, 2006. The Plan may be amended or suspended at any time and from time to time by the Board, provided that no amendment shall be made without stockholder approval, if stockholder approval is required under applicable law. No termination, amendment or suspension of the Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant's written consent. Subject to the foregoing limitations, the Committee shall have the authority to amend certain Plan provisions to the extent necessary to permit participation in the Plan by Employees who are employed outside of the United States on terms and conditions which are comparable to those afforded to Employees located within the United States.

    20. PARTIAL INVALIDITY. If any term or provision of this Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

    21. DEFERRALS. The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an Incentive Stock Option. In addition, the Committee may determine that all or a portion of a payment to a Participant, whether to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms and conditions as the Committee shall determine.

    22. STOCKHOLDER ADOPTION; EFFECTIVE DATE. The Plan has been submitted to the stockholders of the Company for their approval and adoption, and became effective on April 24, 1996.

    23.  WEALTHBUILDER PROGRAM.   The Company has established the
WealthBuilder Program, effective as of June 30, 1997, under which the Committee may grant Options to eligible Employees subject to such terms, conditions and restrictions as may be determined by the Committee from time to time. Section 16(a) Persons are not eligible to participate in the WealthBuilder Program.

                                      SCHEDULE A
                                       to the
                      TRAVELERS GROUP 1996 STOCK INCENTIVE PLAN

    Pursuant to action taken by the Board and the Nominations, Compensation and Corporate Governance Committee with respect to non-Section 16(a) Persons and by the Incentive Compensation Subcommittee with respect to Section 16(a) Persons, unless the applicable Committee determines otherwise, in the event of a Participant's termination of Employment, death, Disability, Retirement and/or Leave of Absence the following terms, conditions and restrictions shall apply to Options granted under the WealthBuilder Program on or after June 30, 1997, and with respect to all other Options granted under the Plan on or after July 23, 1997. Capitalized terms used, but not otherwise defined below shall have the meanings set forth in the Plan.

    1. DEFINITIONS. For purposes of the Plan and this Schedule A, the following terms shall have the following meanings:

    "Disability" shall mean a disability that renders an Employee unable to be occupied within his or her business or profession and as a result of such disability is receiving benefits under the Company's or a Subsidiary's short term or long term disability plan or, in the case of an Employee who did not elect to participate in a long term disability plan, would be eligible to receive benefits under such long term disability plan if the Participant had elected to participate.

    "Early Retirement" shall have the meaning set forth in paragraph 2(f) of this Schedule A.

    "Leave of Absence" shall mean a temporary cessation from active Employment with the Company or a Subsidiary, as authorized in each individual case by the Company or the Subsidiary, in connection with military leave, personal leave or family and medical leave, but shall not include such a cessation resulting from or in connection with a Disability.

    "Retirement" shall mean no longer being occupied in one's business or profession and terminating Employment with the Company or a Subsidiary after reaching at least age fifty-five (55) and having a number of years of service with the Company or a Subsidiary which number when added together with the Employee's age shall not be less than seventy-five (75).

    2. TERMINATION OF EMPLOYMENT. The following provisions supplement and shall remain subject to Section 9(i) of the Plan.

         (a) Voluntary Termination. In the event of a voluntary termination of Employment other than pursuant to Retirement, vested Options (or vested portions thereof) that have not been exercised and have not expired shall be canceled upon the close of business on the last day of Employment.

         (b) Involuntary Termination for Cause. In the event of an involuntary termination of Employment for Cause, vested Options (or vested portions thereof) that have not been exercised and have not expired shall be canceled upon the close of business on the last day of Employment.

         (c) Involuntary Termination other than for Cause. In the event of an involuntary termination of Employment other than for Cause and not due to death or Disability, vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised at any time within thirty (30) days following the last day of Employment, but in no event after the Option has expired. At the end of such thirty (30) day period, vested Options (or vested portions thereof) that have not been exercised and have not expired shall be canceled.

         (d) Death. In the event of a Participant's death prior to the termination of Employment, all of such Participant's unvested Options shall immediately vest and be exercisable. Vested Options that have not been exercised and have not expired may be exercised by the Participant's executors, administrators, heirs or distributees within two (2) years following the date of death, but in no event later than the expiration date of the Option. At the end of such two (2) year period, all unexercised Options shall be canceled. If a Participant dies at any time after a termination of Employment, the provisions relating to the particular conditions of such termination of Employment shall govern the vesting and exercisability of Options granted to such Participant, except that if a Participant dies within thirty (30) days of an involuntary termination other than for Cause, the provisions of paragraph (i) below shall apply.

         (e) Disability. In the event of a Participant's Disability prior to the termination of Employment, vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised during the Disability period, but in no event later than two (2) years from the onset of Disability or the expiration date of the Option, whichever is sooner, provided the Participant continues to meet the definition of Disability. If a Participant holds any unvested Options at the onset of Disability no further vesting shall occur unless the Participant resumes active Employment with the Company or a Subsidiary upon the earlier to occur of (a) the end of the period of Disability, or (b) twelve (12) months (or such other shorter or longer period as may be determined by the Committee) after the onset of Disability. If the Participant resumes active Employment with the Company or a Subsidiary within the applicable time limit, then vesting shall be restored and newly vested options shall become exercisable on the return-to-work date. If the Participant does not resume active Employment with the Company or a Subsidiary within the applicable time limit or, if at any time prior to the end of any remaining period of exercisability of Options, the Participant no longer meets the definition of Disability, vested Options (or vested portions thereof) that have not been exercised and have not expired shall be canceled.

         (f) Retirement. In the event a Participant ceases to be an Employee by reason of Retirement, all of such Participant's unvested Options, shall immediately vest and be exercisable. Vested Options that have not been exercised and have not expired may be exercised at any time within two (2) years following the last day of Employment, but in no event after the Option has expired. At the end of such two (2) year period, all unexercised Options shall be canceled. However, if at any time after such Retirement and prior to the end of any remaining period of exercisability, the Participant is occupied within his or her business or profession then all unexercised Options shall be canceled. If a Participant is no longer occupied within his or her business or profession, and terminates active Employment with the Company or a Subsidiary after reaching at least age sixty (60) and having completed at least ten (10) years of service with the Company or a Subsidiary (defined as "Early Retirement") but has not met the definition of "Retirement", Options which vest (or portions thereof) on or before the date of such Early Retirement may be exercised for a period of two (2) years thereafter, but in no event later than the expiration date of the Option.

         (g)  Leave of Absence.   In the event a Participant takes a Leave of
Absence, vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised during such Leave of Absence, but in no event later than one (1) year from the commencement of the Leave of Absence or the expiration date of the Option, whichever is sooner, provided the Participant continues to meet the conditions prescribed by the Committee for the Leave of Absence approved for such Participant. If a Participant holds any unvested Options at the time a Leave of Absence commences no further vesting shall occur unless the Participant resumes active Employment with the Company or a Subsidiary upon the earlier to occur of (a) the end of the Leave of Absence period, or (b) twelve (12) months (or such other shorter or longer period as may be determined by the Committee) after the commencement of a Leave of Absence. If the Participant resumes active Employment with the Company or a Subsidiary within the applicable time limit and provided the Participant remains an active Employee for a period at least equal to his or her Leave of Absence or three (3) months, whichever is shorter (the "Restoration Period"), then vesting shall be restored and newly vested options shall become exercisable at the end of the Restoration Period.
 If the Participant does not resume active Employment with the Company or a Subsidiary within the applicable time limit, or does resume active Employment but does not remain an active Employee for the duration of the Restoration Period or, if at any time prior to the end of any remaining period of exercisability of Options, the Participant no longer meets the conditions prescribed by the Committee in connection with the approved Leave of Absence, vested Options (or vested portions thereof) that have not been exercised and have not expired shall be canceled.

         (h) Related Employment. If a Participant ceases to be an Employee solely by reason of a period of Related Employment, to the extent approved by the Committee (i) vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised during such period of Related Employment; (ii) unvested Options shall continue to vest as scheduled during such period of Related Employment and (iii) death, Disability, Leave of Absence, Early Retirement and Retirement of a Participant during a Period of Related Employment shall be treated, for purposes of the Plan, as if the death, Disability, Leave of Absence, Early Retirement or Retirement had occurred while an individual was an Employee of the Company or a Subsidiary.

         (i) Death or Disability within Thirty Days of Termination. If a Participant shall die or become Disabled within thirty (30) days of his or her involuntary termination of Employment other than for Cause, vested Options (or vested portions thereof) that have not been exercised and have not expired may be exercised by the Participant or his or her executors, administrators, heirs or distributees, as the case may be, at any time within one (1) year after the date of such event, but in no event after the Option has expired.

    3.   SALE RESTRICTION ON INCREMENTAL SHARES.

         (a) Death. In the event of a Participant's death, the restrictions on the sale of Incremental Shares, as set forth in Section 9(g) of the Plan, shall immediately lapse.

         (b) Retirement. In the event of a Participant's Retirement or Early Retirement, any Incremental Shares acquired after such Retirement or Early Retirement shall not be subject to the restrictions on the sale of Incremental Shares, as set forth in Section 9(g) of the Plan.